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                                                                  EXHIBIT 10.23

                             SHAREHOLDERS AGREEMENT

     THIS SHAREHOLDERS AGREEMENT (the "Agreement"), dated as of the 8th day of March 1990, by the among CHASE INTERNATIONAL CORPORATION, Delaware corporation ("CIC"). FRANK N. COOPER ("FNC"), REECE COMMUNICATIONS, INC., a Delaware corporation ("RCI"), RUTTER-DUNN COMMUNICATIONS, INC., an Ohio corporation ("RDCI"), POLAND CABLEVISION U.S.A., INC., a Delaware corporation ("PCUI"), and POLAND CABLEVISION (NETHERLANDS) B.V., a Netherlands corporation (the "Company");

                              W I T N E S S E T H

     WHEREAS, CIC, FNC, RCI, RDCI, and PCUI are the owners of all of the issued and outstanding shares of the Company (CIC having purchased all of the shares of the Company previously owned by William R. Sinkunas, in accordance with the original Shareholders Agreement of the Company); and

     WHEREAS, the parties hereto desire by this Agreement to provide the various matters relating to the Company and to protect their equity investments therein;

     NOW, THEREFORE, in consideration of the promises and mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

     Section 1. Definitions.

     "Articles" means the articles of Association of the Company, as in effect from time to time.

     "Board" means the Managing Board of the Company.

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     "Business Agreement" means the Business Agreement dated as of November 21,
1989 by and among CIC, the Company and the Existing Shareholders referred to therein.

     "Corporate Shareholder" means any Shareholder which is a corporation, company, partnership, trust or other incorporated or unincorporated entity which is not a natural person, and shall include, for so long as it is a Shareholder, each of CIC, RCI, RDCI and PCUI.

     "Individual Shareholder" means any Shareholder who is a natural person, and shall include, for so long as each is a Shareholder, WRS and FNC.

     "Involuntary Transfer" means any transfer by reason of enforcement of any lien or other encumbrance, attachment, execution or other legal process, judicial or other order, or other operation of law.

     "PTK" means Polska Telewizja Kablowa S.A., a Polish joint stock company in which the Company is a shareholder.

     "Shareholder" means any person or entity who owns or holds Shares.

     "Share" means any of the registered shares with a nominal value of one Dutch guilder each, which constitute part of the capital of the Company.

     Section 2. Shareholdings. The parties hereto agree that CIC, FNC, RCI, RDCI and PCUI each holds the number of shares of the Company set forth below:


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

                                                        Shares
                                                        ------
           Chase International Corporation             169,200;
           Frank N. Cooper                               1,600;
           Reece Communications, Inc.                   24,000;
           Rutter-Dunn Communications, Inc.              4,000; and
           Poland Cablevision U.S.A., Inc.               1,200;

and that the full nominal amount for all such shares has been paid.

     Section 3.  Funding Provisions.

     (a) Reference is hereby made to the Business Agreement, the Loan Agreement referred to in the Business Agreement and the Loan Documents referred to therein, and letter agreements being entered into as of the date hereof pursuant to the Business Agreement which reflect further agreements between the parties relating to the subject matter hereof.

     (b) In the event that the Board shall determine that the Company is in need of additional funds, the Board shall first attempt to provide such funds by third-party sources, within the discretion of the Board. In the event that such third-party sources are not available, such funds may be provided by the issuance of additional share capital to the Shareholders or by the solicitation and receipt of loans from the Shareholders or any of them, as the Board shall elect.
     If any lender which is unaffiliated with any of the Shareholders shall require, as a condition of lending money

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to the Company, that all Shareholders guarantee such loan and pledge their shares to secure the same, and the Board reasonably determine after investigation that a loan cannot be obtained elsewhere on the same or better terms without such guarantee and pledge, then all Shareholders may be required to pledge all of their Shares in the Company (including Shares which are partially protected or permanently protected) pursuant to a non-recourse guarantee to enable it to obtain such loan, on such reasonable terms as the Board shall negotiate; provided that no Shareholder shall be required to provide such guarantee and pledge unless the terms of such guarantee and pledge
(i) shall not require the Shareholder to have any personal liability on such guarantee, but only permit the lender to have recourse under such guarantee to such Shareholder's Shares, and (ii) as to any Shareholder other than CIC shall not be more onerous than the terms of CIC's guarantee and pledge taken as a whole. All Shareholders shall cooperate fully and sign all documents required to effect such guarantee and pledge.

     In the event that the Board solicits and receives loans from the Shareholders or any of them, any such loans shall bear interest at a rate not to exceed 10% per annum and shall be repayable only to the extent that, upon any date upon which principal, interest or other payment is due in respect of such loan, the company has sufficient cash on hand to make such payment, and that, to the extent that any such

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payment is not made in full by reason of the Company's not having sufficient cash on hand, the amount not paid shall remain due and payable in accordance with the provisions of the Loan Documents therefor (including any provisions regarding overdue principal and interest), but shall be paid only if, as and when the company has sufficient cash on hand to make such payment. The limitations upon payment of otherwise due and payable amounts hereunder shall expire, however, as to all loans of CIC to the Company on a date three (3) years after the date of this Agreement.

    In the event that the Board shall determine that additional share capital should be issued, the Board shall give written notice to all Shareholders of the total funds required and the amount each Shareholder is entitled to contribute as additional share capital. Such amount shall be that percentage of the total funds required which the Shares held by that Shareholder represent of the total issued and outstanding Shares of the Company. If any Shareholder (a "Defaulting Shareholder") declines or fails to provide his or its share of the funds sought by the company within 30 days of the date notice is given by the Company as provided above, by payment in cash or by certified check to the order of the Company delivered to the Board at the address set forth in the Company's notice, the Board shall give notice (the "Second Notice") of such fact to each other Shareholder and each such other Shareholder who desires to contribute part or all of the funds

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due to be contributed by the Defaulting Shareholder may elect within 15 days of receipt of the Second Notice to contribute such funds by payment in the manner set forth above in such proportions as all such other Shareholders may agree or, failing agreement, in the same proportion as each of such other Shareholder's holdings bear to the aggregate holdings of those contributing the funds due from the Defaulting Shareholder. Following the making of all such contributions (including the contributions initially due from Shareholders and amounts contributed in the place of Defaulting Shareholders) the Board shall issue to each Shareholder making a contribution at such time an amount of additional Shares equal to (i) the aggregate amount contributed by such Shareholder (including, where applicable, amounts contributed in the place of any Defaulting Shareholder), converted, if required, into Dutch guilders at the then applicable rate of exchange, divided by (ii) the nominal value per Share (which as of the date hereof is acknowledged to be one Dutch guilder per Share), as the same may be adjusted by reason of all stock splits, stock dividends, recapitalizations and similar events occurring following the date hereof. Any Shareholder failing to provide his or its share of any funds sought by the Company by the dates specified above shall irrevocably waive the right to make such contribution and to acquire additional Shares in respect thereof. In no event shall the Board or the Company issue any request for additional funds as provided above in order to provide funds

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for the payment of any debt or other obligation or liability due to any
Shareholder.

     (c) Notwithstanding Section 3(b) above the shareholdings of the Shareholders (other than CIC and its transferees) shall be protected from dilution for failure to provide any funds sought by the Company pursuant to such Section 3(b) as follows:

          (i) One-half of the current shareholdings of each Shareholder executing this Agreement (other than CIC) shall be considered "permanently protected" from dilution, meaning that, regardless of any stock dividends, stock splits, reverse splits, recapitalization, reclassification of securities, issuance of new securities of any class, mergers, consolidations or other corporate reorganizations occurring hereafter with respect to the Company, each Share constituting part of such shareholding shall forever represent 0.0005% of the total equity in the Company and of the total votes which may be cast by Shareholders on any subject. Accordingly, but without in any way limiting the generality of the foregoing, in the event of any request for funds as contemplated by Section 3(b), any Shareholder holding Shares which are "permanently protected" as aforesaid shall not be obligated to contribute one-half of the amount requested from him or it, nor shall such Shareholder be diluted for failure to contribute one-half of such funds requested, as provided in Section 3(b). In the event of the occurrence of any of the events referred to above, including

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     but not limited to any request for funds made as provided in Section 3(b), any Shareholder holding shares which are "permanently protected" shall automatically be issued that number of Shares (or any parties entitled to receive additional Shares shall forego the receipt of that number of the additional Shares to which they would be entitled) as will insure that such Shareholder maintains, with respect to all Shares owned by such Shareholder which are "permanently protected", the percentage interest in the Company's equity and the voting power of its Shares specified above.

          (ii) in addition to the foregoing, the other one-half of the current shareholdings of each Shareholder executing this Agreement (other than CIC and its transferees) shall be considered to be "partially protected" from dilution, meaning that (1), in the event of any request for funds made at any time for the development of the business of PTK in the cities of Warsaw or Krakow, any Shareholder holding Shares which are "partially protected" as aforesaid shall not be obligated to contribute the other one-half of the amount requested from him or it, nor shall such Shareholder be diluted for failure to contribute such other one-half of such funds requested, but such Shareholder shall automatically be issued that number of Shares (or the parties contributing funds in response to such request shall forego the receipt of one-half of the additional Shares to which they would be entitled in respect of the funds contributed) as will insure that such

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     Shareholder maintains, with respect to all Shares owned by such
     Shareholders which are "partially protected", the same percentage interest in the equity of the Company and the voting power of the Shares which such "partially protected" Shares had prior to such request for funds; and (2), in the event that CIC fails timely to exercise the option referred to in Section B hereof, immediately thereupon all Shares which heretofore have been "partially protected" shall become "permanently protected" within the meaning set forth in Section 3(c)(i) above and entitled to all of the rights, privileges and protections of "permanently protected" Shares as set forth therein.

     The parties acknowledge that the current intent of the Company is to raise capital for and commence construction in Warsaw and Krakow before doing likewise with respect to any other city in Poland. The Company (and CIC as its majority shareholder) shall be free, however, to raise capital for and construct systems in such cities (and in such portions of such cities) in Poland at the pace and in the order (or concurrently) as it shall deem commercially reasonable.

     (d) The rights set forth in Section 3(c) above are intended to and shall inure to the benefit of any permitted transferee of any Shareholder. Any Shareholder transferring any of his or its Shares in accordance with the terms of this Agreement shall designate to the transferee and to the Company whether the Shares being transferred are Shares which are "permanently protected" or "partially protected", within the

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meaning of those phrases set forth in Section 3(c) above.

     Section 4. Restrictions on Transferee of Shares Procedures for Payment.

     (a) The parties hereto agree that the transfer of Shares shall only be permitted in any of the circumstances described below:

          (i) in connection with the merger or consolidation of any Corporate Shareholder with or into, or the transfer of any Shares owned by any Corporate Shareholder to, any other corporation, company, partnership, trust or other incorporated or unincorporated entity which controls, is controlled by or is under common control with such Corporate Shareholder;

          (ii) in connection with the liquidation, distribution or other termination of any Corporate Shareholder;

          (iii) in connection with the gift by any Shareholder of any portion of his shareholdings, so long as the Shares are donated only to the spouse, children, stepchildren, sons-in-law, daughters-in-law or parents of such Shareholder or (in the case of a Corporate Shareholder) the foregoing relatives of any person owning 50% or more of the outstanding Shares of any Shareholder; provided that any such transferee has agreed to, and does accept the Shares transferred subject to appropriate voting trust, proxy or other similar procedures

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retaining for the Shareholder-transferor the exclusive right to vote the Shares being transferred;

          (iv) if such transfer is made to a person or entity who is then a Shareholder of the Company; or

          (v) if such transfer is made to CIC pursuant to its exercise of the option referred to in Section 8 hereof, or if such transfer is made to any party pursuant to its exercise of its right of first refusal referred to in
     Section 9 hereof, or if such transfer is made by any of the parties executing this Agreement following the failure of any other party to fully exercise its right of first refusal with respect thereto, as set forth in
     Section 9 hereof.

     Further, no transfer of the type described above in this Section 4(a) shall be permitted unless and until the transferee shall have executed an instrument satisfactory in form and substance to the Company agreeing to become a party to and be bound by all of the terms and conditions of this agreement. Any transfer of Shares which is permitted under this Section 4(a) shall not be subject to the rights of first refusal set forth in Section 9 hereof.

     (b) All transfers of Shares (including any transfer made or to be made by reason of or resulting from any Involuntary Transfer), whether or not permitted hereunder, shall be made in compliance with the provisions of Article 9 of the Articles. In order to facilitate the consummation of transfers


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


permitted pursuant to Section 4(a) above, each Shareholder hereby agrees in advance, and intending to bind himself or itself irrevocably, to vote his or its Shares and take such other action as may be required in order for such permitted transfers to be consummated. In addition, each Shareholder agrees upon request to execute (and re-execute) such proxies or power of attorney (which may also be irrevocable, to the extent permitted by applicable law) as are necessary in order to permit another party to take on such Shareholder's behalf any action which may be required in order for such permitted transfers to be consummated. In addition, each Shareholder also agrees to take all actions permitted by law to prevent the transfer of Shares otherwise than in accordance with Section 4(a) above.

     Section 5. Prohibition on Pledges, etc; Permitted Transactions.

     (a) Anything in the Articles or other governing documents of the Company to the contrary notwithstanding, no Shareholder may create a usufruct ("vruchtgebruik") or a pledge ("pandrecht") on any Shares, or otherwise mortgage, hypothecate, grant a security interest in, or otherwise encumber any Shares to or in favor of any other person or entity unless all of the other Shareholders shall have consented thereto in writing, and the Company and each other Shareholder may treat any such action taken without such consent as void and of no force and effect.


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     (b) Each of the parties hereto hereby consents to and approves the taking of any of the actions referred to in Section 5(a) hereof with respect to any of the Shares if and to the extent required to secure borrowings made by the Company or PTK to provide financing for the conduct of the business of PTK; and further agrees to vote his or its Shares and take such other action as may be required in order for such actions with respect to the Shares to be taken, including executing (and re-executing) such proxies or powers of attorney (which may also be irrevocable, to the extent permitted by applicable law) in order to permit another party to take on such Shareholder's behalf any action which such Shareholder has committed himself or itself to take pursuant to this Section; and further consents to and approves the transfer (whether or not an Involuntary Transfer) of any such Shares to any person or entity providing such financing if made in accordance with the terms under which such financing was provided.

     Section 6. Repurchase of Shares upon death, liquidation, etc.

     (a) Upon the death of any Individual Shareholder, the executor, administrator or other authorized representative of the estate of such Individual Shareholder shall promptly offer to sell such Individual Shareholder's shares to the other Shareholders at the price and upon the terms set forth in this Section, by notice in writing to the Board and such other Shareholders entitled to purchase.

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     (b) Upon the liquidation, dissolution or other termination of the existence of any Corporate Shareholder (other than in connection with a BONA FIDE reorganization of the holdings of the shareholder(s) of such Corporate Shareholder), the liquidator, receiver or other person or entity having the responsibility for the winding up of the affairs of such Corporate Shareholder shall promptly offer to sell such Corporate Shareholder's Shares to the other Shareholders at the price and upon the terms set forth in this Section, by notice in writing to the Board and such other Shareholders entitled to purchase.

     (c) Upon the death of Norval D. Reece or Edward T. Rutter, Reece Communications, Inc. or Rutter-Dunn Communications, Inc., as the case may be, shall promptly offer to sell all of the Shares owned by such Corporate Shareholder to the other Shareholders at the price and upon the terms set forth in this Section, by notice in writing to the Board and such other Shareholders entitled to purchase.

     (d) The Shareholders entitled to purchase shall have the initial right for a period of 60 days after receipt of any of the offers referred to above in this Section to accept such offer as to all or any portion of the Shares being offered. Any election to purchase any such Shares shall be made in writing delivered to the party offering the Shares within such 60-day period and, once made, shall be binding upon the Shareholder making the same, regardless of the number of Shares.

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which such Shareholder may be allocated as hereinafter provided. If the aggregate number of Shares which the other Shareholders elect to purchase exceeds those available for purchase, the available Shares shall be apportioned among the Shareholders electing to purchase the same in the same proportion as the holdings of each of the Shareholders electing to purchase bears to the aggregate holdings of all those electing to purchase. If after completion of the procedure described above there remain any unpurchased Shares, the Company shall be obligated to purchase such remaining Shares, unless it is not legally permitted to do so. In the event that the Company is not legally permitted to purchase such remaining shares or fails to complete the purchase of such remaining shares, the offering Shareholder shall have the right to sell or otherwise dispose of the Shares not purchased upon such terms as such offering Shareholder deems appropriate.

     (e) The price at which any Shares shall be offered to the other Shareholders entitled to purchase and then to the Company under the terms of this Section shall be the price determined to be the market value of the Shares being offered by an independent expert to be appointed in consultation between the offering Shareholder, the other Shareholders entitled to purchase and the Company, or, if agreement on such expert has not been reached within four weeks, by a registered accountant to be appointed by the Chairman of the Netherlands Institute of Registered Accountants. The period for the

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acceptance by any Shareholder of any of the offers referred to above in this
Section shall in any event not terminate until a date 30 days after the date such determination of price is made.

     (f) Following the acceptance of any of the offers referred to above the transferor and transferee(s) of the applicable Shares shall comply with the provisions of Article 9 of the Articles EXCEPT THAT it is hereby acknowledged and agreed by the parties hereto that

          (i) consent is hereby given by all Shareholders (including CIC and its transferees) to the extent required for the Company to purchase any Shares as provided above; and

          (ii) approval is hereby given by all Shareholders (including CIC and its transferees) for the transfer of any Shares purchased in accordance with the procedures described above.

     (g) The purchase price for any Shares purchased pursuant to this Section shall be paid, subject to compliance by the seller with all of the requirements of Article 9 of the Articles and applicable law relating to the transfer of such Shares, in five equal annual installments, the first of which shall be paid on the date all of such requirements have been satisfied and the remainder of which shall be paid on the four succeeding anniversaries thereof, together in each case with interest on the unpaid portion of the price calculated at an

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annual rate of 10%.

     Section 7. Obligation to Refer Offers. In the event that (i) CIC receives, and desires to accept, an offer to purchase Shares held by it and (ii) following such purchase, the number of Shares owned by CIC would be less than the total number of Shares owned at such time by FNC, RCI, RDCI and PCUI collectively, CIC shall be obligated to offer such other Shareholders in writing the right to participate in such sale by selling a portion of the Shares owned by such other Shareholders, the portion which such other Shareholder shall have the right to sell being determined in accordance with the following formula:

                                Total shares to be purchased
Shares owned by Shareholder x  ------------------------------
                                  Total outstanding shares

Any Shareholder wishing to sell the number of Shares which he or it is permitted to sell pursuant to the foregoing formula (or any lesser number) shall be required to so indicate in writing to CIC within 30 days of receipt of CIC's written notice; otherwise such Shareholder shall lose the right to participate in the sale. To the extent that any such Shareholder elects to participate in the sale, the number of Shares which CIC may sell shall be correspondingly reduced. Any such Shareholder electing to participate in the sale shall be obligated to cooperate to the fullest extent with CIC to complete the sale. Notwithstanding the foregoing, all Shareholders participating in the sale and the party purchasing


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the Shares shall be obligated to comply with all of the provisions of Article 9 of the Articles regarding the transfer of Shares, it being the intention of the foregoing to preserve for Shareholders the right, whether or not they have elected to sell, to purchase the Shares being offered at their fair market value as provided in the Articles.

     Section 8. CIC Options to Purchase. (a) CIC shall have the irrevocable right and option to purchase from the Shareholders executing this Agreement and their transferees (other than transferees as to whom CIC has been offered its right of first refusal under Section 9(a) and failed to exercise the same, whose Shares shall not be subject to the option set forth in this Section 8(a)) all (but not less than all) of the Shares then owned by such Shareholders which are "partially protected" (as defined in Section 3(c) hereof), upon the following terms and conditions:

          (i) the price payable for each such Share shall be equal to $50.00, such price to be appropriately adjusted in the case of additional issuances of Shares to holders of "partially protected" Shares pursuant to stock splits, stock dividends or the anti-dilution provisions of Section 3(e) hereof (it being understood that such price per Share shall not be adjusted notwithstanding the issuance of Shares to any other shareholder as a result of any request for funds pursuant to Section 3, or otherwise);

          (ii) the aggregate purchase price shall be


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
     paid by certified or bank checks made out to the individual selling Shareholders;

          (iii) such option may only be exercised by CIC giving all of the Shareholders executing this Agreement then owning Shares which are "partially protected" (as defined in Section 3(c) hereof) written notice of its intention to exercise such option which is given to such other Shareholders between November 20, 1990 and November 30, 1990, inclusive; and

          (iv) in the event such written notice is duly and timely given, CIC shall thereupon be obligated to purchase the "partially protected" Shares then owned by the other Shareholders executing this Agreement, and such Shareholders shall be obligated to sell such Shares, for the per Share price set forth above, at a closing to be held not later than fourteen (14) days after the date of the written notice of the exercise of CIC's option.

     In the event that CIC fails to exercise the foregoing option, all Shares (by whomsoever owned) which are then "partially protected" shall immediately become "permanently protected", in each case within the meaning of such terms set forth in Section 3(c). As set forth in Section 4(a), the transfer to CIC of any Shares acquired by CIC pursuant to the proper exercise of the foregoing option shall be a permitted transfer of such Shares hereunder and shall be entitled to all of the benefits set forth in Section 4(b) hereof.


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
     (b) (i) CIC is hereby granted by all of the other Shareholders the irrevocable option and right to purchase all (but not less than all) of the Shares held by them constituting the "permanently protected" portion thereof, at a price per Share of $454.545 (appropriately adjusted to reflect the issuance of additional Shares due to stock splits, stock dividends, or the anti-dilution provisions of Section 3(c) hereof) (the "Option Price"), at any time during the period from the date hereof until the close of business on August 22, 1991 (the "Option Period"). Nothing herein shall be construed to prevent the Shareholders from selling or transferring their Shares in advance of receipt of an "Exercise Notice" (as defined below), and CIC shall lose its option hereunder as to any Shares in the "permanently protected" portion so sold or transferred provided that the Shareholder had provided CIC with a right of first refusal in accordance with Section 9 hereof on such sale or transfer.

     (ii) The option shall be exercisable by written notice (an "Exercise Notice") from CIC to each of the other Shareholders. Upon the giving of such Exercise Notice, CIC shall thereupon be obligated to purchase the Shares set forth in the Exercise Notice, and the Shareholders shall be obligated to sell the Shares, as described herein. No later than thirty days after giving such Exercise Notice, a closing shall be held, at which each of the selling Shareholders shall deliver the Shares being purchased from him or it, duly endorsed or in


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blank for transfer, if the Shares are then represented by certificates, or if not, an Instrument of Transfer and Bill of Sale in a form reasonably acceptable to CIC, together with any and all corporate proxies and actions to permit the transfer to CIC in accordance with the Articles of Association of the Company. CIC shall simultaneously deliver to each selling Shareholder the first installment of the total purchase price for the Shares purchased from him or it, by certified or bank check or other immediately available funds.

     (iii) Payment of the aggregate purchase price for any Shares purchased pursuant to the option provided herein shall be payable in forty-eight equal monthly installments, without interest, the first being payable one (1) month after the date of the closing as described in (ii) above. Such deferred payment obligation shall be evidenced by a promissory note for each Shareholder containing, inter alia, provisions for the acceleration of amounts still due in the event of any default in payment thereunder and otherwise in form reasonably satisfactory to the payee thereunder.

     (iv) Transfers of Shares pursuant to the exercise of this option shall be "permitted transfers" of such Shares under Section 4(a) hereof and shall be entitled to all of the benefits set forth in Section 4(b) hereof.

     Section 9. Rights of First Refusal.

     (a) In addition to the rights granted pursuant to

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Section 8 above, CIC shall have the right to purchase from any of the other
Shareholders executing this Agreement any Shares which any such Shareholder desires to sell at any time, upon the same terms and conditions as such Shareholder proposes to sell, and subject to the following terms and conditions:

          (i) in the event that any of the Shareholders executing this Agreement shall receive an offer to purchase any of the Shares held by such Shareholder, such Shareholder shall give CIC written notice thereof, accompanied (1) by a copy of the agreement pursuant to which it is proposed that such Shares be sold (which shall specifically identify the proposed purchaser, and the proposed purchase price and payment terms), (2) a representation and warranty by such Shareholder that the offer is bona fide in all respects and, (3) a stipulation by such Shareholder that the involvement of the prospective purchaser in the business to be conducted by PTK will enhance such business;

          (ii) CIC shall have forty-five (45) days after receipt of such written notice to notify the selling Shareholder of its intention to purchase, and to complete the purchase of the Shares proposed to be sold upon all of the terms upon which such Shares were proposed to be sold. The cash portion of the purchase price shall be paid by certified or bank check.

          (iii) In the event that CIC fails duly and


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


     timely to exercise its right of first refusal as aforesaid, the selling Shareholder shall have the right to sell the Shares proposed to be sold to the intended purchaser, so long as such sale is completed upon the terms set forth in the written notice to CIC referred to above within forty-five
     (45) days of CIC's notifying the selling Shareholder that it elects not to exercise its right of first refusal.

     (b) Similarly, the other Shareholders executing this Agreement shall have the right to purchase from CIC any Shares which CIC desires to sell at any time, upon the same terms as CIC proposes to sell, and subject to the following terms and conditions:

          (i) In the event that CIC shall receive an offer to purchase any of the Shares held by CIC, CIC shall give written notice thereof to RCI (or, if it is no longer a Shareholder, RDCI) (it being the responsibility of such party (hereinafter, the "Notice Party") to thereafter notify all of the other Shareholders entitled to purchase CIC's Shares), accompanied (1) by a copy of the agreement pursuant to which it is proposed that such Shares be sold (which shall specifically identify the proposed purchaser, and the proposed purchase price and payment terms), (2) a representation and warranty by CIC that the offer is bona fide in all respects and (3) a stipulation by CIC that the involvement of the prospective purchaser in the business to be conducted by PTK will enhance such businesses.

          (ii) The Shareholders entitled to purchase CIC's Shares shall have forty-five (45) days after receipt of such written notice to notify CIC of their intention to purchase, and to complete the purchase of the Shares proposed to be sold upon all of the terms upon which such Shares were proposed to be sold. It shall be the responsibility of the Shareholders entitled to purchase CIC's Shares to decide amongst themselves as to how such Shares are to be allocated amongst them. CIC shall not be obligated to honor notifications received from any Shareholder other than the Notice Party. The cash portion of the purchase price shall be paid by certified or bank check.

          (iii) In the event that the other Shareholders fail duly and timely to exercise their right of first refusal as aforesaid, CIC shall have the right to sell the Shares proposed to be sold to the intended purchaser, so long as such sale is completed upon the terms set forth in the written notice referred to above within forty-five (45) days of the Notice Party notifying CIC that the other Shareholders elect not to exercise their right of first refusal.

     (c) As set forth in Section 4(a), the transfer of any Shares acquired by any party pursuant to the proper exercise of the foregoing right of first refusal, or the transfer to any proposed third party purchaser of any Shares following any party's failure to exercise such right of first refusal, shall each be a permitted transfer of such Shares hereunder and shall be entitled to all of the benefits set forth in Section 4(b) hereof.

     Section 10. Special Covenants. The parties hereto agree that, anything in the Articles of the Company to the contrary notwithstanding, the consideration upon which the Company enters into any contract with any party affiliated with CIC must be commercially reasonable or must be approved by both Norval D. Reece and Edward T. Rutter (except that such approval shall not be required from any such party once he (or an entity controlled by him) has ceased to hold any interest, directly or indirectly, in the Company). Challenges by Shareholders under this Section 10 shall be limited to the consideration involved in any such contract, and shall not be permitted to void or invalidate such a contract.

     Section 11. Legends. In the event that the Company shall issue certificates for, or other instruments evidencing Shares, such documents shall have the following legend printed or stamped thereon:

     "THE SHARES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND PLEDGE AS MORE FULLY SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE SHAREHOLDERS OF THIS COMPANY WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY:"

The Company shall also cause its share register to be appropriately annotated to reflect the foregoing.

     Section 12.  Representations and Warranties.  Each

Shareholder hereby represents and warrants to the Company and each of the other Shareholders as follows:

     (a) Valid and Binding Agreement. This Agreement constitutes the valid and binding agreement of such Shareholder, enforceable against such Shareholder in accordance with its terms, except that such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

     (b) No Violation. Neither the execution and delivery by such Shareholder of this Agreement, nor the consummation by such Shareholder of the transactions contemplated hereby, will violate any agreement, contract, shareholder agreement, security agreement, lien or other instrument or commitment to which such Shareholder is a party or any order, writ or injunction.

    (c) Information: Investment Intent. Such Shareholder has had access to such information concerning the Company and he or it has had the opportunity to ask such questions of and to receive answers from the Company concerning the terms and conditions of its participation in the Company as he or it believes necessary to make an informed decision regarding such participation. Such Shareholder understands and acknowledges that (i) he or it is acquiring the Shares without registration under the United States Securities Act of 1933, as amended (the "Securities Act"); (ii) he or it is not anticipated that there will be a market for any of the Shares in the foreseeable future; (iii) it is acquiring such Shares for its own account and not with a view to the distribution thereof in any transaction that would be in violation of the securities laws of the United States of America, the Netherlands or any other applicable jurisdiction; and
(iv) he or it will not sell any of the Shares unless such sale is registered, or exempt from registration, under the Securities Act and/or is otherwise permitted under the laws of the Netherlands or any other applicable jurisdiction.

     Section 13. Disclosure of Information. Each Shareholder shall hold and keep confidential any and all data and information of a proprietary nature relating to the Company, PTK, any subsidiary thereof or any successor in interest thereto, including, but not limited to, budgets and financial analyses and programming, which such Shareholder may know or may hereafter know as a result of his or its interest in the Company. Each Shareholder shall not at any time during the period he or it is a Shareholder or thereafter directly or indirectly disclose any such information to any third party or use the same in any way other than in connection with the business and affairs of the Company or PTK.

     Section 14. Agreement Not to Compete. Each Shareholder hereby covenants and agrees that for so long as he or it is a Shareholder, he or it will not have any interest, direct or indirect, whether as a shareholder, director, officer, employee, partner or joint venturer (other than (i) any ownership in the Company or (ii) a three percent (3%) or less interest in any publicly held entity other than the Company), in any business or company seeking or having a license or franchise to engage in, or which proposes to engage or is engaged in any aspect of the cable television business in the country of Poland, including, without limitation, operating or providing SMATV, DBS, MDS, MMDS, STV or any other competitive services for television reception for a fee in the country of Poland. Each Shareholder further agrees that during such period he or it will not perform any services as an employee or, agent for or consultant to any such business or company.

     Section 15. Remedies for Breach. Each Shareholder acknowledges that a breach by him or it of any of the terms of this Agreement will irreparably harm the Company and the other Shareholders, and accordingly agrees that, in addition to any other available remedies, the Company and any of the other Shareholders shall each be entitled to specific performance of all of the terms of this Agreement and/or injunctive relief to restrain any breach of such terms.

     Section 16. Implementation of Agreement. All Shareholders and the Company agree promptly hereafter to take all actions necessary on their part (including, without limitation, giving proxies, authorizing or approving changes in the Company's capital structure or governing documents and adopting by way of voting in a meeting, or execution of a circular resolution, all resolutions to be adopted by the General Meeting of Shareholders), in order to implement all of the terms of this Agreement.

     Section 17. Power of Attorney. Each Shareholder hereby makes, constitutes and appoints Willam C.B. van Wettum of Naarden the Netherlands as such Shareholder's agent and attorney-in-fact for such Shareholder in such Shareholder's name, place and stead and for such Shareholder's use and benefit, to sign, execute, certify, acknowledge, swear to, file and/or record, to the full extent permitted hereby, any instruments that may be required to adopt by way of voting in a meeting, or execution of a circular resolution, any resolutions to be adopted by the General Meeting of Shareholders to effectuate the issuance of Shares pursuant to Article 3.2 of the Articles, the pledge of Shares pursuant to Article 6 of the Articles or the transfer of Shares pursuant to Article 9.4 and 9.5 of the Articles, or to take any other action which such Shareholder may be obligated to take pursuant to the terms of this Agreement. The power of attorney granted pursuant to this Section:

     (a) is a special power of attorney coupled with an interest and is irrevocable;

     (b) may be exercised by any such attorney-in-fact by recording the name of the Shareholder for whom such attorney-in-fact may be acting, with the single signature of such attorney-in-fact together with the recital that such attorney-in-fact acts as attorney-in-fact for him or it; and

     (c) shall survive the death, bankruptcy or mental incapacitation of any Shareholder, to the extent such Shareholder may legally contract for such survival, and shall also survive the transfer, sale or assignment of such Shareholder's ownership interest to the extent necessary to enable such attorney-in-fact to execute, acknowledge, swear to and file any instrument or instruments required by reason thereof.

     Section 18. Notices. All notices, requests and other communications required or contemplated hereunder shall be in writing and shall be deemed to have been duly given to the recipient when delivered in person or mailed certified mail, postage prepaid (or by the most nearly comparable method if mailed from or to a location outside of the United States), addressed to such recipient at his or its address set forth at the end of this Agreement or at such other address as shall have been given to all of the other parties hereto for such purpose. Copies of any notice required or permitted to be given any party to this Agreement shall be given to all other parties to this Agreement.

     Section 19. Amendment. This Agreement may be amended from time to time, but only by the written agreement of all of the Shareholders.

     Section 20. Benefit. This Agreement and each of its provisions, whether so expressed or not, shall be binding upon the Company and the Shareholders, and their respective heirs, executors, administrators, personal representatives, successors and assigns. This Agreement shall inure to the benefit of the Company and the Shareholders, and also to the benefit of each of the other parties referred to in this Section, but only to the extent expressly permitted herein.

     Section 21. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     Section 22. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

     Section 23. Headings. The Section headings set forth in this Agreement are for the convenience of the parties only, do not form a part hereof and shall not affect the interpretation or construction of this Agreement.

     Section 24. Pronouns. Any pronoun and any variation thereof used herein shall be deemed to refer to the masculine, feminine or neuter, or singular or plural, as the context may require.

     Section 25. Severability. If at any time any provision of this Agreement shall be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable, such provision shall be of no force and effect, but the remaining provisions of this Agreement shall continue in full force and effect and the illegality, invalidity or unenforceability of any other provision of this Agreement.

     Section 26. No Waiver. Any provision hereof can be waived only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of such waiver is sought. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     Section 27. Prior Agreements. This Agreement is intended to, and hereby does, supersede in their entirety any and all prior agreements or under-standings, written or oral, between any of the parties hereto relating to any of the matters referred to herein (including, without limitation, the Shareholders Agreement dated October 19, 1989 between the parties hereto other than CIC), all of which shall henceforth be treated as of no force and effect.

     Section 28. Status of Transferees. Any person or entity acquiring any Share, by accepting it, shall be deemed to become and be a party to this Agreement as if such person or entity signed this Agreement as a Shareholder.

     Section 29. Management Fee of CIC. Each Shareholder hereby agrees that CIC may cause the Company to fund up to $250,000 per year as a management fee payable to CIC, throughout the term of the PTK joint venture, provided, that the first year's management fee shall be payable for the period November 21, 1989 through November 20, 1990; and provided, further, that, during such first year, 50% of such fee shall be earned and paid ratably over the first twelve months, with the remaining 50% balance payable no sooner than November 20, 1990.

     IN WITNESS WHEREOF, this Agreement has been executed the day and year first above written.


Witness:



                                           /s/   FRANK N. COOPER
---------------------------                ----------------------------------
                                           FRANK N. COOPER
                                           Address for purpose of notice, etc:
                                           1-3 Kings Highway East,
                                           2nd Floor
                                           Haddonfield, N.J. 08033
                                           U.S.A.


Attest:                                    REECE COMMUNICATIONS, INC.



                                           BY:
---------------------------                   -------------------------------
                                              Its President

                                           Address for purpose of notice, etc:
                                           1875 Quarry Road
                                           Yardley, PA 19067
                                           U.S.A.

Attest:                               RUTTER-DUNN COMMUNICATIONS,
INC.


                                      By:
---------------------------              ----------------------------------
                                         Its President

                                      Address for purpose of notice, etc:
                                      1-3 Kings Highway East,
                                      2nd Floor
                                      Haddonfield, N.J. 08033
                                      U.S.A.


Attest:                               POLAND CABLEVISION U.S.A., INC.


                                      BY:
---------------------------              ----------------------------------
                                         Its President

                                      Address for purpose of notice, etc:
                                      c/o Edward T. Rutter
                                      1-3 Kings Highway East, 2nd Floor
                                      Haddonfield, N.J. 08033
                                      U.S.A.


                                      POLAND CABLEVISION (NETHERLANDS) B.V.

                                      By:
                                         ----------------------------------
                                         Managing Director

                                      Address for purpose of notice, etc:
                                      c/o E. Clive Anderson, Esq.
                                      2000 One Logan Square
                                      Philadelphia, PA 19103
                                      U.S.A.

Attest:                                    CHASE INTERNATIONAL CORPORATION


                                           By:
---------------------------                   -------------------------------
                                              Its

                                           Address for purpose of notice, etc:
                                           One Commercial Plaza
                                           Hartford, CT 06103
                                           U.S.A.

                                AMENDMENT NO. 1
                                       TO
                             SHAREHOLDERS AGREEMENT

     This Amendment No. 1 dated as of March 8, 1990 to the Shareholders Agreement dated of even date between the parties hereto (the "Shareholders Agreement").

                          W I T N E S S E T H  T H A T

     The parties hereto, intending to be legally bound hereby, agree as follows:

    1. Definitions. Unless otherwise specifically defined herein, all terms herein used with initial capitals shall have the respective meanings given to them in the Shareholders Agreement.

     2. Option for Partially protected Shares. The provisions of Section 8(a) of the Shareholders Agreement shall be amended and/or supplemented as follows:

     (a) The parties agree that CIC may exercise the option referred to therein at any time.

    (b) The aggregate purchase price for all the "partially protected" Shares as described in the Shareholders Agreement shall be $770,000, payable pro rata to the Shareholders (other than CIC) in cash, as to one-half, on November 21, 1990, and as to the other half, on May 21, 1991.

     (c) The Shareholders (other than CIC) shall transfer title to the "partially protected" Shares owned by them to CIC at a closing on November 21, 1990, subject to the receipt of such Shareholders of their respective pro rata shares of $385,000 (being one-half of the purchase price payable with respect thereto), and non-interest bearing promissory notes of CIC due May 21, 1991 and guaranteed by D.T. Chase Enterprises, Inc., for the balance due to each Shareholder.

     3. Exercise of Option.

     (a) CIC hereby gives the other Shareholders irrevocable notice of its intention to exercise the option referred to in Section 8(a) of the Shareholders Agreement, as its terms have been amended and/or supplemented hereby, and hereby irrevocably commits to pay the purchase price therefor, against transfer of title to such Shares, upon the respective due dates, all as set forth in Section 2 above.

     (b) Anything in the Shareholders Agreement to the contrary notwithstanding, no Shareholder other than CIC shall have a right to transfer his or its "partially protected' Shares, other than to CIC pursuant its exercise of option described above. Any purported transfer in violation hereof shall be void and of no effect.

     4. Option for Permanently Protected Shares. In lieu of the option granted pursuant to Section 8(b) of the Shareholders Agreement, which is hereby terminated, CIC shall have an option to purchase from the other Shareholders all of the Shares which as of the date hereof are "permanently protected', which the parties hereto agree as of the date hereof are owned as follows:


Reece Communications, Inc.              12,000
Rutter-Dunn Communications, Inc.         2,000
Poland Cablevision U.S.A., Inc.            600
Frank N. Cooper                            800
                                        ------
Total                                   15,400


upon the following terms and conditions:

     (a) For the purposes hereof, the term "subscriber" shall mean a customer of any cable television or similar system developed by PTK who has been a customer for at least ninety (90) consecutive days and who has paid in full for the subscribed services for at least three (3) consecutive months; and the term "required subscriber count" with respect to any city listed in Exhibit A hereto shall mean that number of subscribers which is set forth opposite that city in Exhibit A hereto.

     (b) Anything in the Shareholders Agreement to the contrary notwithstanding, no Shareholder (other than CIC) shall have any right or legal ability to transfer his or its Shares except as permitted by (i) Section 4 of the Shareholders Agreement (PROVIDED that, in accordance with Section 28 of the Shareholders Agreement, each permitted transferee shall be deemed to become and be a party to the Shareholders Agreement as amended by this Amendment No. 1, as if such person or entity signed the Shareholders Agreement and this Amendment No. 1 as a Shareholder) or (ii) subclause (2) below. Any purported transfer in violation hereof shall be void and of no effect.

     (c) At any time from the date hereof until a date sixty (60) days after the month end of the month in which the required subscriber count has been first realized with respect to any city listed in Exhibit A hereto, CIC shall have the right and option to acquire with respect to such city a total of 1711 Shares (1712 Shares for the first such city) from the other Shareholders (on a PRO RATA basis) for the aggregate price of $777,726.49 ($778,181.04 for the first such city). CIC shall cause PTK to provide notice to it, and CIC shall be obligated to notify each of the other Shareholders in writing, that the required subscriber count has been met as to a specified city within thirty (30) days after the end of the month in which such count has been first realized. It is the intention of the parties hereto that CIC shall have this option with respect to each of the cities; that each such option shall be separately exercisable once the required subscriber count for that city shall have been realized whether or not CIC shall have exercised or failed to exercise its option with respect to any other city; that the number of Shares subject to option with respect to each city shall in all events be 1711 (1712 Shares for the first such city) and the price for the Shares subject to option with respect to each city shall in all events be $777,726.49 ($778,191.04 for the first such city); and that neither the number of Shares nor the price for such Shares for any city shall be affected by CIC's exercise or failure to exercise its option with respect to any other city. (The numbers of shares described herein shall be subject to adjustment, however, to reflect the issuance of additional shares due to stock splits, stock dividends, or the anti-dilution provisions of Section 3(c) of the Shareholders Agreement or similar events.)

     (d) CIC's option with respect to any city shall be exercisable during the time period set forth in subsection (c) above by written notice (an "Exercise Notice") from CIC to each of the other Shareholders to that effect. In the event of such exercise, the other Shareholders shall be bound to deliver to CIC from the Shares owned by them their pro rata shares of the 1711 Shares (or 1712 Shares in the case of the first city) to be purchased by CIC with respect to such city, and shall be entitled to receive their pro rata shares of $777,726.49 (or $778,181.06 in the case of the first city), the aggregate price to be paid therefor.

     (e) To close the purchase of any Shares to be acquired pursuant to the exercise of any of the options contained in this Section 4, the Shareholders shall transfer title to such Shares to CIC within thirty (30) days of the date of the Exercise Notice, subject to receipt at the time of such transfer of non-interest bearing promissory notes of CIC due six (6) months after the date of the applicable Exercise Notice and guaranteed by D.T. Chase Enterprises, Inc., for each Shareholder's pro rata Share of the purchase price therefor.

     (f) If CIC fails timely to exercise or waives its option with respect to the Shares attributable to any city, or if PTK has not commenced construction as regards to any city on Exhibit A within five years after the date hereof or if the required subscriber count shall not have been realized as regards any city on Exhibit A within nine years after the date hereof, such Shares attributable to such city shall thereupon cease to be subject to this option, but shall continue to have their status as "permanently protected" Shares under the Shareholders Agreement, and shall be transferable, subject to the provisions of the Shareholders Agreement.

     5. Covenant Not to Compete. Each Shareholder agrees that he or it (and if an entity, each of its Shareholders, directors and officers, and each entity which is controlled by, controls or is under common control with, such entity) will be bound by the restrictions of Section 14 of the Shareholder Agreement, and further will continue to be so bound for an additional period of ten years after he or it ceases to be a Shareholder (or, if such additional period exceeds the maximum period permissible under applicable law, such lesser period as is permissible).

     6. Reasonableness of Restrictions. Each of the Shareholders has been actively involved in negotiating, and has carefully read and considered the provisions of the Shareholders Agreement and this Amendment No. 1. Each party hereto has taken such legal counsel as he or it has deemed appropriate as to the effects and ramifications of the provisions of the Shareholders Agreement and this Amendment No. 1. Having done so, each such Shareholder agrees that the restrictions on transfer provided in the Shareholders Agreement and Sections 3(b) and 4(b) hereof and the restrictions on competition provided in the Shareholders Agreement and Section 5 hereof are fair and reasonable and reasonably required for the protection of the Company and the other Shareholders and are fully enforceable against each such Shareholder. Each Shareholder waives to the fullest extent permissible under applicable law any rights be or it may have to challenge the validity or enforceability of such restrictions.
     Each Shareholder covenants and agrees that, if he or it shall violate any of the covenants or agreements regarding restrictions on transfer or restrictions on competition or disclosure of confidential information contained in the Shareholders Agreement or Amendment No. 1, each of the other Shareholders shall be entitled to an accounting and repayment of his or its pro rata share of (a) one-half of the total profit (in the case of any transfer of share in violation hereof) or (b) all profits, compensation, remunerations, or benefits directly or indirectly realized by the breaching Shareholder in connection with such breach (in the case of competition or disclosure of confidential information in violation hereof). This remedy shall be in addition to and not in limitation of any other rights or remedies to which the parties hereto may be entitled, at law or in equity or under this Agreement (including injunctive relief under Section 16 of the Shareholder's Agreement).

     7. Permitted Transfers. Transfers of shares made pursuant to or as contemplated by this Amendment No. 1 shall be "Permitted transfers" of such Shares under Section 4(a) of the Shareholders Agreement and shall be entitled to all of the benefits set forth in Section 4(b) thereof.

     8. Savings Clauses. The Shareholders Agreement, as modified or amended hereby, is hereby ratified and confirmed.

     9. Restriction on Books of Company. The Company shall require each agent empowered to record entries in the Shareholders' Register to obtain a certificate from CIC prior to recording any transfers of Shares in the Shareholders' Register.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 as of the date set forth above.


CHASE INTERNATIONAL CORPORATION                /s/ FRANK N. COOPER
                                               -------------------------------
                                               Frank N. Cooper

By: ____________________________
    Its Executive Vice President

POLAND CABLEVISION U.S.A., INC.              REECE COMMUNICATIONS, INC.




By: __________________________               By: __________________________
    Its President                                Its President









POLAND CABLEVISION (NETHERLANDS)             RUTTER-DUNN COMMUNICATIONS, INC.



B.V.

By: ___________________________              By: ___________________________
    Managing Director                            Its President


                                              REQUIRED
      CITY                                SUBSCRIBER COUNT
      ----                                ----------------
      Warsaw                                    63,750
      Cracow                                    31,125
      Gdansk                                    35,250
      Katowice                                  35,000
      Posnan                                    35,000
      Bydqoszcz                                 28,500
      Lodz                                      66,325
      Lublin                                    24,700
      Wroclaw                                   49,000



                                       10